Exhibit 10.14(a)

FIRST AMENDMENT TO LEASE

This is the First Amendment (“First Amendment”) to that certain NNN Lease dated August 7, 2017 (the “Lease”) made and entered into by and between OUSTER, INC., a Delaware corporation (“Tenant”) and SIC-350 TREAT, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

WHEREAS, Landlord and Tenant are parties to the above referenced Lease for Premises located at 350 Treat Avenue, San Francisco, California 94107 (the “Premises”); and

WHEREAS, in connection with the installation of a “clean room” by Tenant in the Premises, Tenant desires to locate the HVAC equipment necessary for the operation of the clean room on adjoining property (the “MCO Lot”) owned by Mission Creative Ownership, LLC, a Delaware limited liability company (“MCO”), and MCO is agreeable thereto; and

WHEREAS, Landlord and Tenant now desire to amend the Lease to allow for the installation and use of the HVAC equipment on the MCO Lot; and

WHEREAS, capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows.

AGREEMENT

1.    Approval of HVAC Equipment Installation. Landlord hereby approves the installation, use, operation, maintenance, repair, replacement and removal of an HVAC unit, related concrete pad and related conduit, connecting lines and other components (collectively, the “HVAC Equipment”), to be installed and used in conjunction with the operation of a clean room in the Premises; all as generally shown in Exhibit A, attached hereto and incorporated herein by this reference, and at a location on the MCO Lot shown on Exhibit A and referred to herein as the “HVAC Equipment Area”.

2.    Term. The approval of Landlord granted hereby shall continue until the end of the Lease Term, or earlier termination thereof, or such earlier time as Tenant is required by MCO to remove the HVAC Equipment form the MCO Lot. At such time, Tenant shall immediately remove the HVAC Equipment from the MCO Lot and restore the affected areas of the MCO Lot and the Premises to the same condition that existed prior to the installation of the HVAC Equipment.

3.    Additional Terms and Conditions. The approval herein above given is subject to the following terms and conditions:

a.    Tenant shall bear all costs associated with its installation and use of the HVAC Equipment and its use of the MCO Lot, including but not limited to all costs of maintenance and operation of the HVAC Equipment as well as the cost of the installation and/or removal of the HVAC Equipment and other items installed by Tenant on the MCO Lot.

b.    Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees and property managers from and against any and all costs, expenses, claims, demands, actions, causes of action, obligations, liabilities, and judgments, including attorneys’ fees, arising in any manner at any time by reason of the HVAC Equipment or the use of the MCO Lot by Tenant.

4.    Entire Agreement. All understandings and agreements, oral or written, previously made between the parties hereto pertaining to the subject matter hereof are merged in this First Amendment, which alone fully and completely expresses the agreement between Landlord and Tenant. No modification, waiver or amendment of this First Amendment or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

5.    Authority. Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each provision of this First Amendment shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns.

6.    Signatures. The parties hereto consent and agree that this First Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this First Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this First Amendment electronically, and (2) the electronic signatures appearing on this First Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the 21st day of January, 2018.

TENANT

OUSTER, INC., a Delaware corporation

By:	/s/ Raffi Mardirosian
Print Name: Raffi Mardirosian
Its: VP Corporate Development

LANDLORD

SIC – 350 TREAT, LLC, a Delaware limited liability company

By:	The Swig Company, LLC, a Delaware limited liability company Property Manager

By: /s/ Deborah Boyer

Deborah Boyer

Executive Vice President & Director of Asset Management

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